   As filed with the Securities and Exchange Commission on November 8, 1996
                          REGISTRATION NO. 333-_______
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            _______________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             _______________________

                         COMPREHENSIVE CARE CORPORATION
               (Exact name of issuer as specified in its charter)
                             _______________________

               DELAWARE                                  95-2594724
         (State of incorporation)           (I.R.S. Employer Identification No.)

1111 BAYSIDE DRIVE, CORONA DEL MAR, CALIFORNIA              92625
  (Address of principal executive offices)                (Zip code)

                             -----------------------

                         COMPREHENSIVE CARE CORPORATION
                        1988 INCENTIVE STOCK OPTION PLAN
                      1988 NONSTATUTORY STOCK OPTION PLAN
                              1995 INCENTIVE PLAN
       1995 AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
      MISCELLANEOUS WRITTEN COMPENSATION AGREEMENTS WITHIN THE DEFINITION
               OF EMPLOYEE BENEFIT PLAN AS DEFINED UNDER RULE 405
              OF REGULATION C OF THE GENERAL RULES AND REGULATIONS
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                          ___________________________

                           (FULL TITLES OF THE PLANS)
                          ___________________________

         Kerri Ruppert, Senior Vice President, Chief Financial Officer
                            and Secretary/Treasurer
                         Comprehensive Care Corporation
                               1111 Bayside Drive
                       Corona del Mar, California  92625
                    (Name and address of agent for service)

                                 (714) 222-2273
         (Telephone number, including area code, of agent for service)


                                    COPY TO:
                            Charles P. Axelrod, Esq.
                          Camhy Karlinsky & Stein LLP
                 1740 Broadway, New York, New York  10019-4315
                                 (212) 977-6600

                                             CALCULATION OF REGISTRATION FEE
   ---------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM        PROPOSED  MAXIMUM
   TITLE OF SECURITIES        AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING        AMOUNT OF
    TO BE REGISTERED        REGISTERED(1)(2)          PER SHARE (3)             PRICE(3)          REGISTRATION FEE
   ---------------------------------------------------------------------------------------------------------------
      Common Stock,
     $.01 par value         1,435,000 shares            $12.125                $17,399,375             $6,000
   ---------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c), an additional indeterminate number of shares of Common Stock, par value $.01 ("Common Stock") and other securities that may become issuable in connection with the anti-dilution adjustment provisions of the Comprehensive Care Corporation 1988 Incentive Stock Option Plan (the "1988 ISO Plan") and 1988 Nonstatutory Stock Option Plan (the "1988 NSO Plan"), the 1995 Incentive Plan (the "1995 Incentive Plan"), the 1995 Amended and Restated Non-Employee Directors Stock Option Plan (the "Directors Plan") and miscellaneous written compensation agreements providing for the grant of stock options to employees (the "Compensatory Grants") (each individually the "Plan" and collectively the "Plans").

(footnotes continued on following page)

(footnotes continued from previous page)

(2) Of the total amount of shares of Common Stock being registered, 95,000 shares of Common Stock consisting of 75,000 shares under the 1988 ISO Plan and 20,000 shares under the 1988 NSO Plan were included in the Registration Statement filed on Form S-8, No. 33-27213, filed on February 23, 1989. An additional 75,000 shares of Common Stock under the 1988 ISO Plan and 20,000 shares of Common Stock under the 1988 NSO Plan were included in a Registration Statement on Form S-8, No. 33-43841 filed on November 7, 1995. Subsequent to the filing of the aforementioned Registration Statements, the 1988 ISO Plan and the 1988 NSO Plan were amended to increase the total number of shares available under the 1988 ISO Plan from 150,000 shares to 500,000 shares and to increase the number of shares available under the 1988 NSO Plan from 40,000 shares to 200,000 shares. This Registration Statement accordingly covers 190,000 shares of Common Stock under the 1988 ISO Plan and the 1988 NSO Plan previously registered on Form S-8, and an additional 510,000 shares which became available under the 1988 ISO Plan and 1988 NSO Plan as a result of amendments adopted on November 14, 1994.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of a closing price of $12.125 for shares of the Common Stock reported by the New York Stock Exchange on November 7, 1996.

                                     PART I

    This Registration Statement relates to (i) 500,000 shares of Common Stock, $.01 par value, of Comprehensive Care Corporation (the "Company") authorized for issuance under the Company's 1988 Incentive Stock Option Plan, as amended November 14, 1994 (the "1988 ISO Plan"), (ii) 200,000 shares of Common Stock of the Company authorized for issuance under the Company's 1988 Nonstatutory Stock Option Plan, as amended November 14, 1994 (the "1988 NSO Plan"), (iii) 450,000 shares of Common Stock authorized for issuance under the Company's 1995 Incentive Plan (the "1995 Incentive Plan"), (iv) 250,000 shares of Common Stock authorized for issuance to non-employee directors of the Company under the Company's 1995 Non-Employee Directors Plan (the "Directors Plan") and (v) an aggregate of 35,000 shares of Common Stock authorized for issuance pursuant to miscellaneous written compensation agreements with two (2) employees, which provide for the grant of options outside of option plans (the "Compensatory Grants").

    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1988 ISO Plan, 1988 NSO Plan, 1995 Incentive Plan, Directors Plan and recipients of Compensatory Grants, as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such document(s) are not being filed with the Securities and Exchange Commission as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. The foregoing documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

ITEM 3.  INCORPORATION OF CERTAIN ITEMS BY REFERENCE

    The following documents, heretofore filed by Comprehensive Care Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Exchange Act, are hereby incorporated by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996, filed August 29, 1996;

    2.   Amendment to Annual Report on Form 10-K/A No.1 filed on September 27,
         1996;

    3.   Amendment to Annual Report on Form 10-K/A No. 2 filed on November 7,
         1996.

    4. The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996, filed October 15, 1996;

    5.   Current Report on Form 8-K dated July 15, 1996;

    6.   Current Report on Form 8-K dated August 14, 1996;

    7.   Current Report on Form 8-K dated September 6, 1996;

    8.   Current Report on Form 8-K dated October 5, 1996;

    9.   Current Report on Form 8-K dated October 22, 1996;

    10. Proxy Statement in connection with Annual Meeting of Shareholders to be held on December 10, 1996;

    11. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (1) above.


    All documents filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The Consolidated Financial Statements of the Company as of May 31,1996 and 1995 included in the Company's Annual Report on Form 10-K/A No. 2 for each of the two years ended May 31, 1996 and 1995 have been audited by Ernst & Young LLP, independent auditors, as indicated in their report thereon (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern as mentioned in Note 2 to the Consolidated Financial Statements) and included herein by reference. Such Consolidated Financial Statements are, and audited Consolidated Financial Statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such Financial Statements (to the extent covered by consents filed with the Securities and Exchange Commission), and upon the authority of said firm as experts in accounting and auditing.

    The Consolidated Financial Statements of the Company for the fiscal year ended May 31, 1994, included in the Company's Annual Report on Form 10-K/A No. 2 for the fiscal year ended May 31, 1996, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to such report which includes an explanatory paragraph with respect to the Company's ability to continue as a going concern.

    The legality of the shares of Common Stock offered hereunder has been passed upon by Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Bylaws require the Company to indemnify, to the full extent authorized by Section 145 of the Delaware Corporation Law, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company is or was serving at the request of the Company or a predecessor of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

    Section 145 of the General Corporation Law of the State of Delaware authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

    In accordance with Section 102(a)(7) of the Delaware General Corporation Law, the Company's Amended Certificate of Incorporation eliminates the personal liability of directors to the Company and to stockholders for monetary damage for violation of a director's fiduciary duty of care.

    Registrant's Bylaws provide that the Registrant shall indemnify directors and officers of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, and further provide for advancement of expenses to directors and officers prior to final disposition of a matter unless a quorum of disinterested directors (or independent legal counsel if such a quorum is unobtainable or such a quorum so directs) determines, based on the facts then available, that (a) such director or officer acted in bad faith or deliberately breached his duty to the Registrant or its stockholders and (b) as a result of such actions, it is more likely than not that it will be ultimately determined that such director or officer is not entitled to indemnification. The Registrant's Bylaws, as amended, provide that such indemnification is not exclusive of indemnification pursuant to indemnification agreements with any of its directors and officers or otherwise.

    The Registrant has entered into indemnification agreements with present and former directors and present and former executive officers of the Company, each of which provide for the indemnification of such director or officer against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law; and

    The Registrant has established the Comprehensive Care Corporation Directors and Officers Trust, a fund which is used exclusively for the purpose of fulfilling the obligations of the Registrant to the indemnitees under such indemnification agreements. The Registrant's contributions to the trust fund are irrevocable until the trust terminates. The Registrant may augment its contributions to such trust fund from time to time.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION

         Not Applicable.

ITEM 8.  EXHIBITS

    The exhibits designated with an asterisk (*) have previously been filed with the Commission and, pursuant to 17 C.F.R. Secs. 201.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits. Those exhibits not so designated are filed herewith.

Exhibit No.      Description
-----------      -----------
 3.1*    Amended and Restated Certificate of Incorporation (filed as an exhibit to quarterly report on Form 10-Q for the quarter ended February 28,
         1995)

 3.2* Restated Bylaws as amended November 14, 1994 (filed as an exhibit to quarterly report on Form 10-Q for the quarter ended February 28, 1995)

 4.1*    Indenture dated April 25, 1985 between Registrant and Bank of America,
         NT&A, relating to Convertible Subordinated Debentures (filed as an exhibit to Registration Statement on Form S-3, No. 2-97160)

 4.2*    Rights Agreement dated as of April 19, 1988 between Registrant and
         Security Pacific National Bank (filed as an exhibit to current report on Form 8-K dated May 4, 1988)

 4.3*    Rights Agreement between Registrant and Continental Stock Transfer &
         Trust Company dated April 19, 1988, restated and amended October 21,
         1994 (filed as an exhibit to quarterly report on Form 10-Q for the quarter ended November 30, 1994)

 5.1     Opinion and Consent of Camhy Karlinsky & Stein LLP

23.1 Consent of Camhy Karlinsky & Stein LLP is contained in their opinion filed as Exhibit 5.1

23.2     Consent of Ernst & Young LLP

23.3     Consent of Arthur Andersen LLP

24       Power of Attorney contained at Signature Page

99.1* 1988 Incentive Stock Option and 1988 Nonstatutory Stock Option Plans, as amended (filed as exhibits to quarterly report on Form 10-Q for the quarter ended November 30, 1994)

99.2* 1995 Incentive Plan (filed as an exhibit to current report on Form 8-K dated November 9, 1995)

99.3* 1995 Non-Employee Directors Stock Option Plan (filed as an exhibit to current report on Form 8-K dated November 9, 1995)

ITEM 9.  UNDERTAKING

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(i) or (4) of 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (5) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) The undersigned hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

15(d) of the Securities Exchange of 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Bylaws, of the Delaware Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona del Mar, State of California, on November 7, 1996.


                                   COMPREHENSIVE CARE CORPORATION


                                   By: /s/ KERRI RUPPERT
                                       ----------------------------------------
                                       Kerri Ruppert, Senior Vice President,
                                       Chief Financial Officer, Chief Accounting
                                       Officer and Secretary/Treasurer


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Chriss W. Street and Kerri Ruppert or either of them his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                            TITLE                                   DATE
        ---------                            -----                                   ----

/s/ CHRISS W. STREET              Chairman of the Board, President              November 7, 1996
-------------------------------   and Chief Executive Officer
    Chriss W. Street


/s/ STUART J. GHERTNER            Interim Chief Operating Officer               November 7, 1996
-------------------------------
    Stuart J. Ghertner, Ph.D.


/s/ KERRI RUPPERT                 Senior Vice President, Chief Financial        November 7, 1996
-------------------------------   Officer, Chief Accounting Officer and
    Kerri Ruppert                 Secretary/Treasurer


/s/ J. MARVIN FEIGENBAUM          Vice-Chairman of the Board                    November 7, 1996
-------------------------------
    J. Marvin Feigenbaum


/s/ WILLIAM H. BOUCHER            Director                                      November 7, 1996
-------------------------------
    William H. Boucher


/s/ W. JAMES NICOL                Director                                      November 7, 1996
-------------------------------
    W. James Nicol

                                 EXHIBIT INDEX


Exhibit Number                                Description
--------------                                -----------
 3.1*   Amended and Restated Certificate of Incorporation (filed as an exhibit to quarterly report on Form 10-Q for the quarter ended February 28,
        1995)

 3.2* Restated Bylaws as amended November 14, 1994 (filed as an exhibit to quarterly report on Form 10-Q for the quarter ended February 28, 1995)

 4.1*   Indenture dated April 25, 1985 between Registrant and Bank of America,
        NT&A, relating to Convertible Subordinated Debentures (filed as an exhibit to Registration Statement on Form S-3, No. 2-97160)

 4.2*   Rights Agreement dated as of April 19, 1988 between Registrant and
        Security Pacific National Bank (filed as an exhibit to current report on Form 8-K dated May 4, 1988)

 4.3*   Rights Agreement between Registrant and Continental Stock Transfer &
        Trust Company dated April 19, 1988, restated and amended October 21,
        1994 (filed as an exhibit to quarterly report on Form 10-Q for the quarter ended November 30, 1994)

 5.1    Opinion and Consent of Camhy Karlinsky & Stein LLP

23.1 Consent of Camhy Karlinsky & Stein LLP is contained in their opinion filed as Exhibit 5.1

23.2    Consent of Ernst & Young LLP

23.3    Consent of Arthur Andersen LLP

24      Power of Attorney contained at Signature Page

99.1* 1988 Incentive Stock Option and 1988 Nonstatutory Stock Option Plans, as amended (filed as exhibits to quarterly report on Form 10-Q for the quarter ended November 30, 1994)

99.2* 1995 Incentive Plan (filed as an exhibit to current report on Form 8-K dated November 9, 1995)

99.3* 1995 Non-Employee Directors Stock Option Plan (filed as an exhibit to current report on Form 8-K dated November 9, 1995)